Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of Fidelity Advisor Series V:
Fidelity Advisor Natural Resources Fund (formerly Fidelity Advisor Global Resources Fund) and Fidelity Advisor High Income Municipal Fund of our reports dated December 13, 1996, Fidelity Advisor New York Municipal Income Fund and Fidelity Advisor California Municipal Income Fund of our reports dated December 9, 1996 on the financial statements and financial highlights included in the October 31, 1996 Annual Reports to Shareholders of Fidelity Advisor Natural Resources Fund, Fidelity Advisor High Income Municipal Fund, Fidelity Advisor New York Municipal Income Fund, and Fidelity Advisor California Municipal Income Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.
              /s/ COOPERS & LYBRAND L.L.P.
        COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 19, 1997